UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

IonQ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39694	85-2992192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive College Park, Maryland (Address of principal executive offices)	20740 (Zip Code)

Registrant’s telephone number, including area code: 301-298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On August 26, 2025, the Board of Directors (the “Board”) of IonQ, Inc. (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Jim Frankola and William J. Teuber, Jr. to serve as members of the Board, effective immediately. Mr. Frankola was appointed as a Class III director whose term will expire at the Company’s 2027 Annual Meeting of Stockholders. Mr. Teuber was appointed as a Class I director whose term will expire at the Company’s 2028 Annual Meeting of Stockholders. The Board has determined that Messrs. Frankola and Teuber are “independent” pursuant to the rules of The New York Stock Exchange (“NYSE”) and other governing laws and applicable regulations. Messrs. Frankola and Teuber have both been determined to be qualified financial experts due to their extensive expertise as former chief financial officers.

There is no arrangement or understanding between Mr. Frankola and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Frankola and any of the Company’s other directors or executive officers. There are no transactions between Mr. Frankola and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Mr. Teuber and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Teuber and any of the Company’s other directors or executive officers. There are no transactions between Mr. Teuber and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As non-employee directors of the Company, Messrs. Teuber and Frankola will be eligible to receive cash and equity compensation for their services in accordance with the policy for director compensation approved by the Board from time to time. Currently this includes an annual base retainer of $147,500, paid quarterly, and an initial RSU award with a grant date value (using the Company’s standard methodology for director grants) equal to a pro-rated portion of the $220,000 annual RSU grant.

In connection with Messrs. Frankola and Teuber’s election to the Board, the Company and each of Messrs. Frankola and Teuber entered into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.13 to the Company’s Form 8-K (File No. 001-39694), filed with the U.S. Securities and Exchange Commission on October 4, 2021. This agreement requires the Company to indemnify each of Messrs. Frankola and Teuber to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

Item 8.01 Other Events.

A copy of the press release announcing the appointment of Mr. Frankola to the Board has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Teuber to the Board has been filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Board of Directors Press Release, dated August 28, 2025
99.2	Board of Directors Press Release, dated August 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date: August 28, 2025	By:	/s/ Paul T. Dacier
Paul T. Dacier
Chief Legal Officer and Corporate Secretary